Aames 2001-3
Mortgage Pass-Through Certificates
Series 2001-3
Prepayment Report for December 26, 2001 Distribution
Prepayment Report - Voluntary Prepayments
VOLUNTARY PREPAYMENTS	GROUP 2	GROUP 1	TOTAL

Current
Number of Paid in Full Loans	1	11	12
Number of Repurchased Loans	-	1	1
Total Number of Loans Prepaid in Full	1	12	13

Paid in Full Balance	299,446.31	1,169,122.68	1,468,568.99
Repurchased Loans Balance	-	44,649.38	44,649.38
Curtailments Amount	156.25	24,374.11	24,530.36
Total Prepayment Amount	299,602.56	1,238,146.17	1,537,748.73

Cumulative
Number of Paid in Full Loans	1	21	22
Number of Repurchased Loans	-	1	1
Total Number of Loans Prepaid in Full	1	22	23

Paid in Full Balance	299,446.31	2,282,119.36	2,581,565.67
Repurchased Loans Balance	-	44,649.38	44,649.38
Curtailments Amount	156.25	24,374.11	24,530.36
Total Prepayment Amount	299,602.56	2,351,142.85	2,650,745.41

SPACE INTENTIONALLY LEFT BLANK

Total Prepayments by Groups (in thousands of dollars)

Total Prepayments (in thousands of dollars)

Page 19 of 27	© COPYRIGHT 2001 Deutsche Bank

Aames 2001-3
Mortgage Pass-Through Certificates
Series 2001-3

Prepayment Report for December 26, 2001 Distribution
Prepayment Report - Voluntary Prepayments

VOLUNTARY PREPAYMENT RATES	GROUP 2	GROUP 1	TOTAL

SMM	1.59%	0.80%	0.89%
3 Months Avg SMM	0.53%	0.51%	0.51%
12 Months Avg SMM
Avg SMM Since Cut-off	0.53%	0.51%	0.51%

CPR	17.45%	9.20%	10.13%
3 Months Avg CPR	6.19%	5.90%	5.93%
12 Months Avg CPR
Avg CPR Since Cut-off	6.19%	5.90%	5.93%

PSA	1945.50%	1068.44%	1171.64%
3 Months Avg PSA Approximation	889.72%	892.36%	892.06%
12 Months Avg PSA Approximation
Avg PSA Since Cut-off Approximation	889.72%	892.36%	892.06%

CPR by Groups

Total CPR

PSA by Groups

Total PSA

Page 20 of 27	© COPYRIGHT 2001 Deutsche Bank

Aames 2001-3

Mortgage Pass-Through Certificates

Series 2001-3

Prepayment Report for December 26, 2001 Distribution
Prepayment Report - Voluntary Prepayments

CPR Avg since Cut-Off by Groups

Total CPR Avg since Cut-Off

PSA Avg since Cut-Off by Groups

Total PSA since Cut-Off

PREPAYMENT CALCULATION METHODOLOGY
Single Monthly Mortality (SMM): (Voluntary partial and full prepayments + Repurchases)/(Beg Principal Balance - Sched Principal)
Conditional Prepayment Rate (CPR): 1-((1-SMM)/\12)
PSA Standard Prepayment Model: CPR/(0.02*min(30,WAS))
Average SMM over period between nth month and mth month (AvgSMMn,m): [(1-SMMn) * (1-SMMn+1) *. . . . . *(1-SMMm)]/\(1/months in period n,m)
Average CPR over period between the nth month and mth month (AvgCPRn,m): 1-((1-AvgSMMn,m)/\12)
Average PSA Approximation over period between the nth month and mth month: AvgCPRn,m/(0.02*Avg WASn,m))
Average WASn,m: (min(30,WASn)+min(30,WASn+1)+. . . . . +min(30,WASm)/(number of months in the period n,m)
Weighted Average Seasoning (WAS)
Note: Prepayment rates are calculated since deal issue date and include partial and full voluntary prepayments and repurchases.
Dates correspond to distribution dates.

Page 21 of 27	© COPYRIGHT 2001 Deutsche Bank